BORG-WARNER AUTOMOTIVE, INC.

NAME OF SUBSIDIARY                      % VOTING SECURITIES OWNED BY PARENT

Borg-Warner Automotive Powertrain Systems Corporation            100
     Borg-Warner Automotive South Asia Corporation               100
          Divgi-Warner Limited                                   60
          Huazhong (Automotive) Transmission Company, Ltd.       60
          Borg-Warner Automotive PTS Service Corporation         100
     Borg-Warner Automotive Powdered Metals Corporation          100
     Borg-Warner Automotive Diversified
      Transmission Products Corporation                          100
Borg-Warner Automotive Air/Fluid Systems Corporation             100
     Borg-Warner Automotive Air/Fluid Systems
         Corporation of Michigan                                 100
     Borg-Warner Automotive Air/Fluid Systems Holding Corporation100
          Borg-Warner Automotive Air/Fluid Systems Europe S.A.S. 90
               Borg-Warner Automotive Air/Fluid Systems,Tulle SA 100
Borg-Warner Automotive Morse TEC Corporation                     100
     Borg-Warner Automotive (Canada) Ltd.                        100
     Borg-Warner Automotive Japan Corporation                    100
          Borg-Warner Automotive K.K.                            100
     Borg-Warner Automotive Taiwan Co., Ltd.                     100
     B.W. Componentes Mexicanos de Transmisxones S.A. de C.V.    86
     Morse TEC Europe Sp.A                                       100
Borg-Warner Automotive Foreign Sales Corporation                 100
Borg-Warner Automotive Automatic Transmission Systems Corporation100
     Borg-Warner Automotive Europe Corporation                   100
          AG Kuhnle, Kopp & Kausch                               63
          Borg-Warner Automotive GmbH                            100
               Borg-Warner Automotive Europa Vertriebs-und
                Verwaltungs-GmbH                                 100
          3K Warner Turbosystems GmbH                            100
     Borg & Beck Torque Systems, Inc.                            100
     Borg-Warner Automotive-NW Corporation                       100
          Borg-Warner Automotive Korea, Inc.                     60
Creon Insurance Agency, Ltd.                                     100
     Creon Trustees, Ltd.                                        100